UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2019
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
6.625% Senior Notes due 2045	TDI	New York Stock Exchange
6.875% Senior Notes due 2059	TDE	New York Stock Exchange
7.000% Senior Notes due 2060	TDJ	New York Stock Exchange
5.875% Senior Notes due 2061	TDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement
As previously disclosed, on August 17, 2010, United States Cellular Corporation (U.S. Cellular), a subsidiary of Telephone and Data Systems, Inc., and Amdocs Software Systems Limited (Amdocs) entered into a Software License and Maintenance Agreement and a Master Service Agreement, and subsequently a Master Statement of Work for Managed Services and certain other documents on November 25, 2014 (collectively, the Original Amdocs Agreements) to develop and support a Billing and Operational Support System (B/OSS). Under these agreements, U.S. Cellular implemented and has been using the B/OSS since July 2013 pursuant to a license from Amdocs.

On September 27, 2019, U.S. Cellular executed a new Master Service Agreement, Master Statement of Work for Managed Services and certain other documents with Amdocs Tethys Limited (the New Amdocs Agreements), effective October 1, 2019, that continue the relationship established with Amdocs under the Original Amdocs Agreements. U.S. Cellular will continue using the B/OSS and certain support functions offered by Amdocs Tethys Limited. The committed, non-cancellable amount to be paid to Amdocs Tethys Limited with respect to the New Amdocs Agreements is $241 million over five years. After the initial five year term, there are renewal periods at U.S. Cellular's option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	October 3, 2019	By:	/s/ Peter L. Sereda
Peter L. Sereda
Executive Vice President and Chief Financial Officer
(principal financial officer)